UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2020

Brainstorm Cell Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36641	20-7273918
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1325 Avenue of Americas, 28th Floor
New York, NY	10019
(Address of principal executive offices)	(Zip Code)

(201) 488-0460

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00005 par value	BCLI	NASDAQ Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 6, 2020, Brainstorm Cell Therapeutics Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Abbhi Investments, LLC (the “Purchaser”) pursuant to which the Company agreed to issue and sell, in a public offering, directly to the Purchaser (the “Registered Direct Offering”), 1,250,000 shares of the Company’s common stock, par value $0.00005 per share (the “Common Stock”). The purchase price per share for the Common Stock is $8.00 for a total purchase price of $10,000,000. In connection therewith, the Company also agreed to issue the Purchaser a Common Stock Purchase Warrant to purchase 250,000 shares of Common Stock at an exercise price of $15.00 per share, with an expiration date of the third anniversary of the date of issuance (the “Warrant”).

The closing of the Registered Direct Offering is expected to take place on or before March 6, 2020. The Purchase Agreement contains customary representations, warranties and agreements by the Company and customary conditions to closing.

The net proceeds to the Company are expected to be approximately $10.0 million, after deducting estimated expenses payable by the Company associated with the Registered Direct Offering. The Company intends to use the proceeds from the Registered Direct Offering to fund its operations, which includes, but is not limited to, advancing the Company’s clinical programs, commercial production of the investigational therapeutic NurOwn® (whether for ALS or other indications), regulatory, pre-marketing and commercialization preparation activities of NurOwn® for ALS, working capital and general corporate purposes.

The Registered Direct Offering is being made pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-225517), which was declared effective by the Securities and Exchange Commission (the “SEC”) on June 29, 2018, including the prospectus contained therein, as well as a prospectus supplement to be filed with the SEC in connection with the Company’s takedown relating to the Registered Direct Offering.

The description of the terms and conditions of the Purchase Agreement and the Warrant do not purport to be complete and is qualified in its entirety by the full text of the Purchase Agreement and the Warrant, the forms of which are filed as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

A copy of the press release issued by the Company announcing the Registered Direct Offering is attached hereto as Exhibit 99.1.

This Current Report on Form 8-K shall not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The legal opinion and consent of BRL Law Group LLC relating to the securities are filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit
No.	Description

4.1	Common Stock Purchase Warrant for the purchase of Common Stock, issued March 6, 2020 by Brainstorm Cell Therapeutics Inc. to Abbhi Investments, LLC.

5.1	Opinion of BRL Law Group LLC.

10.1	Securities Purchase Agreement, dated March 6, 2020, by and between Brainstorm Cell Therapeutics Inc. and AI Fund 1 LLC.

23.1	Consent of BRL Law Group LLC (included in its opinion filed as Exhibit 5.1).

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRAINSTORM CELL THERAPEUTICS INC.

Date: March 6, 2020	By:	/s/ Chaim Lebovits
Chaim Lebovits
Chief Executive Officer and President